Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	NexGen Energy Ltd.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	6/6/2024
Reporting Entity ESTMA Identification Number	E186014		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Benjamin Salter				Date	6/6/2024
Position Title	Chief Financial Officer

	Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	NexGen Energy Ltd.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E186014
Subsidiary Reporting Entities (if necessary)

	Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada	Canadian Nuclear Safety Commission (“CNSC”)			971,103.28					971,103	CNSC fees
Canada	Government of Canada	Receiver General for Canada - Health Canada			1,902.12					1,902	Dosimeter fees

Canada	Government of Canada	Receiver General for Canada - Innovation, Science and Economic Development Canada (Radio)			1,436.04					1,436	Radio Annual License

Canada	Government of Canada	Receiver General for Canada - Statistics Canada			3,399.15					3,399	Custom Census

Canada	Government of British Columbia	Ministry of Finance	394,382.07							394,382

Canada	Government of Saskatchewan	Ministry of Environment			6,897.20					6,897	Payment for Sand and Gravel Lease

Canada	Birch Narrows Dene Nation				481,506.36					481,506	Community Support and MBA Commitments

Canada	Buffalo River Dene Nation				526,243.32					526,243	Community Support and IBA Commitments

Canada	Clearwater River Dene Nation				987,417.86					987,418	Community Support and IBA Commitments

Canada	Ya’thi Néné Land and Resource Office				16,785.00					16,785	Engagement and Technical Support

Canada	Métis Nation Saskatchewan (MN-S)				5,115,125.04					5,115,125	Community Support and IBA Commitments

Canada	Clearwater Clearlake Metis Economic Development Corporation				113,972.12					113,972	Community Support and IBA Commitments

Canada	La Loche Metis Local #39 Corp				30,000.00					30,000	Community Events and Engagement Support

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	NexGen Energy Ltd.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E186014
Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]

Canada	Northern Hamlet of St. Georges Hill				5,000.00					5,000	Community Events and Engagement Support

Canada	Northern Village of Buffalo Narrows and Community				25,650.00					25,650	Community Events and Engagement Support

Canada	National Coalition of Chiefs				20,000.00					20,000	Event Supports

Canada	Northern Hamlet of Turnor Lake and Community				7,200.00					7,200	Community Events and Engagement Support

Canada	English River First Nation				1,900.00					1,900	Community Events and Engagement Support

Canada	Northern Village of La Loche and Community				241,939.52					241,940	Community Events and Engagement Support
Additional Notes:	As required by Canada’s Extractive Transparency Measures Act (“ESTMA”), NexGen Energy Ltd. has reported to the Canadian government payments made to governments in Canada and the United States. These payments include fees paid during a year by NexGen Energy Ltd. to various levels of government related to commercial development. Under ESTMA commercial development captures the exploration and extraction of minerals.

[2]	Optional field.
[3]	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4]

Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name			NexGen Energy Ltd.			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number			E186014
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Rook I	394,382		8,557,477					8,951,859
Additional Notes[3]:

As required by Canada’s Extractive Transparency Measures Act (“ESTMA”), NexGen Energy Ltd. has reported to the Canadian government payments made to governments in
Canada and the United States. These payments include fees paid during a year by NexGen Energy Ltd. to various levels of government related to commercial development. Under
ESTMA commercial development captures the exploration and extraction of minerals.

1	Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
2	When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
3

Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.